SUMMARY GEOLOGY, GEOPHYSICS REPORT

GOLDVALE PROPERTY

OMINECA MINING DIVISION
BRITISH COLUMBIA
CANADA

NTS 94D/9, 10
Latitude 56° 40’ N
Longitude 126° 34’ W

Owner:

Goldvale Resources Inc.

By:

Warren Robb, P.Geo.

September, 2006

Table of Contents

TABLE OF CONTENTS		2

LIST OF FIGURES		2

1	SUMMARY	3

2	INTRODUCTION AND DISCLAIMER	4

3	LOCATION AND ACCESS	5

4	CLAIM DATA	7

5	EXPLORATION HISTORY	9

6	GEOLOGICAL SETTING	11

7	INDUCED POLARIZATION SURVEY	11

8	CONCLUSIONS	13

9	RECOMMENDATIONS AND BUDGETS	13

10	REFERENCES	14

11	STATEMENT OF QUALIFICATIONS	15

List of Figures

Figure 1.	Location Map	6

Figure 2.	Claim Map	8

Figure 3.	Regional Geology	10

Figure 4.	Grid and I.P Geophysics Targets	12

1.   Summary

The Goldvale Property is located in the Southern Toodoggone mining camp in the Omineca Mining Division in north central British Columbia.  The property is composed of 2 mineral clams totalling 870.575 hectares owned 100% by Steve Merry, director of and held in trust for Goldvale Resources Inc.  It occurs on NTS map sheets 94D/9, 10.

This area, located about 35 kilometres southeast of the Kemess South Deposit in the Kemess Porphyry District, is a favourable geological environment for hosting precious and base metal deposits.

A 1995 exploration program on the Goldvale property included preparing 37.4 line kilometres of cut line and Induced Polarization (IP) survey grid and completing an IP survey on this grid.

The IP survey outlined two main zones of increased chargeability that may represent good porphyry style targets for further exploration by drilling.

Additional IP surveying is recommended to close off the anomalies that remain open.  Given the wide spacing of grid lines on this initial survey, fill-in lines are also recommended to further define the anomalies prior to drilling.  Geological mapping and prospecting should be initiated first at a cost of  $19,000.  Phase II of grid I.P. geophysics work is budgeted at $104,000.

2.   Introduction and Disclaimer

The Goldvale Property is located in the Southern Toodoggone mining camp in the Omineca Mining Division in north central British Columbia.  The property is composed of 2 mineral claims totalling 870.575 hectares owned 100% for Goldvale Resources Inc.  This area is a favourable geological environment for hosting precious and base metal deposits.

Previous operators in a 1995 exploration program on the Goldvale property prepared 37.4 line kilometres of cut line and Induced Polarization (IP) survey grid and completed an IP survey on this grid.  The favourable results of this work prompted the most recent acquisition by Richard Simpson, prospector, and the subsequent purchase by Goldvale Resources Inc. of a 100% interest in the claims.

This report was prepared at the request of Steve Merry, President of Goldvale Resources Inc., and summarizes primarily the findings of the 1995 programme and utilizes these as a guide for future exploration, recommendations, and budgets.

3.   Location and Access

The Goldvale Property is located in north central British Columbia in the Southern Toodoggone mining camp at latitude 56° 40’ north, longitude 126° 34’ west.  The property lies in the Omineca Mining Division, approximately 200 km north northeast of Smithers and 400 km northwest of Price George (Figure 1).

Access to the property is by the Omineca Resource Access Road (ORAR) and the McConnell Creek Road (MCR).  The ORAR traverses the southwest edge of the property, while the MCR branches off the ORAR at about kilometre 420 and traverses northeast across the centre of the property.  Access by fixing wing aircraft is facilitated by the Moose Valley and Sturdee Valley airstrips, both located adjacent to the ORAR approximately 2 and 40 km northwest of the property, respectively.  These airstrips can be used by commuter-type aircraft based in Smithers and Vancouver.

Elevations range from 1,200 metres to 1,900 metres above mean sea level.  The treeline is at about 1,600 metres with alpine meadows extending beyond.

The climate is generally moderate although highly changeable.  Temperatures range from +30° to -35° Celsius.  Precipitation is usually moderate and more or less uniformly distributed throughout the year.  With appropriate planning, drilling and other exploration activities could be carried out year round.

The topography is moderate to steep.

ALASKA
Atlin
Cassiar
Juneau
BRITISH
Dease
Lake
Telegraph
Creek
River
GOLDVALE
PROJECT
Stikine
COLUMBIA
River
PACIFIC
Stewart
Sustut
OCEAN
Smithers
Terrace
Prince
Rupert
Kitimat
Houston
Kilometres
0
50
GOLDVALE RESOURCES INC.
GOLDVALE PROJECT
LOCATION MAP
DATE: August, 2008
SCALE: As Shown
FIGURE:
1

FIGURE 1.  LOCATION MAP

4.   Claim Data

The Goldvale Property comprises 2 mineral claims totalling 870.575 hectares.  These claims are owned 100% in trust for Goldvale Resources Inc. and are situated in the Omineca Mining Division on NTS map sheets 94D/9, 10 (Figure 2).  Claim data is as follows:

Claim Name	Tenure #	Hectares	Expiry Date
Goldvale 1	530141	444.150	March 17, 2007
Coppervale 1	530313	426.425	March 20, 2007

These claims were staked using the Internet based British Columbia Mineral Titles Online system.  In British Columbia, for the first 2 years, $4.00 per hectare of assessment work or cash in lieu is required to maintain claims in good standing, thereafter it goes to $8.00 per hectare of work or cash in lieu, annually.

N
530141
530313
MOOSEVALE CREEK
SUSTUT
RIVER
RIVER
SUSTUT
0
KILOMETRES
2
GOLDVALE RESOURCES INC.
GOLDVALE PROJECT
CLAIM MAP
DATE: August, 2006
SCALE: 1:50,000
FIGURE 2

FIGURE 2.  CLAIM MAP

5.   Exploration History

Placer gold was discovered in 1889 at the mouth of McConnell Creek, located about 18 kilometres north of the property.  This led to a brief gold rush in 1907.

A gold-silver-copper prospect was discovered at the source of Menard Creek in the 1940s and staked as the Marmot property in 1966 (Church, 1973).  This property, immediately north of the Goldvale Property, was explored by a number of mining companies including Falconbridge Minerals who last explored the property in the 1980s.

In 1968, Kennco Explorations Limited discovered the Chapelle epithermal gold-silver vein deposit, located roughly 70 kilometres northwest of the property, while searching for copper-molybdenum deposits in the Toodoggone District.  This deposit was mined as the Baker Mine by Dupont of Canada Ltd. between 1980 and 1984.  By 1985 several major exploration companies had explored the region for previous and base metal occurrences.  Their work resulted in the discovery of several epithermal gold-silver prospects, as well as the Kemess North, Kemess South and other porphyry gold-copper prospects.

In 1990 and 1991, El Condor Resources Ltd. delineated the Kemess South gold-copper deposit, located about 35 kilometres to the northwest (Rebagliati, 1993, Figure 3).  The deposit is currently being mined by Northgate Minerals.

N
EJdg
uTrTv
uTrTSa
IuKSu
Property
Boundary
uTrTSa
IuKSu
DHT
PA
uTrTSa
LEGEND
Mid-Cretaceous to Upper Cretaceous
luKSu - Sustut Group
undivided sedimentary rocks
Early Jurassic
Ejdg - Unnamed
monzodioritic to gabbroic intrusive rocks
Lower Jurassic
DHT - Hazelton Group - Telkwa Formation
calc-alkaline volcanic rocks
Upper Triassic
uTrTSa - Takla Group - Savage Mountain Formation
basaltic volcanic rocks
uTrTv - Takla Group
undivided volcanic rocks
Permian
PA - Asitka Group
bimodal volcanic rocks
Fault
Thrust Fault
Contact
Note: Geology from B.C. Government website
0
KILOMETRES
2
GOLDVALE RESOURCES INC.
GOLDVALE PROJECT
NAD 83, ZONE 9
GEOLOGY MAP
DATE: August, 2006
SCALE: 1:50,000
FIGURE 3

FIGURE 3.  REGIONAL GEOLOGY

6.   Geological Setting

The property area, as summarized from Richards (1975), is underlain by mixed mafic flows and pyroclastics and interbedded marine sediments, mainly argillite.  These rocks are locally intruded by small quartz diorite to monzodiorite stocks, and just to the north of Menard Creek by quartz monzodiorite of the Johanson Lake Stock.  The property is flanked along the southwest by the Moose Valley Fault, a north northwesterly trending splay off the Pinchi Fault.  Sustut Group sediments cover the basement rocks on the west side of the Moose Valley fault along the west edge of the property.

For copper-gold porphyry exploration, the property is favourably located in the Kemess Porphyry District within the productive Takla volcanic rocks, in an area containing major structures and porphyry style stocks.

7.   Induced Polarization Survey

In November and December 1995, the previous owners, Consolidated North Coast Industries Ltd. contracted Coureur Des Bois Ltd. of Whitehorse to prepare a grid on the Goldvale property and then contracted Lloyd Geophysics of Vancouver to complete an Induced Polarization (IP) survey of the grid.  The location of the IP survey grid and anomalies with respect to the Goldvale claims is shown in Figure 4.

The IP survey outlined three main zones of increased chargeability that may represent good porphyry style targets for further exploration by drilling.

Additional IP surveying is recommended to close off the anomalies that remain open.  Given the wide spacing of grid lines on this initial survey, fill-in lines are also recommended to further define the anomalies prior to drilling.

34400E
32600E
Open
Open
Open
30000E
Property
Boundary
L 46800N
L 46000N
L 45200N
L 44400N
L 43600N
L 42800N
31400E
MOOSEVALE CREEK
SUSTUT
RIVER
RIVER
SUSTUT
LEGEND
CHARGEABILITY ANOMALY
RESISTIVITY ANOMALY
After Consolidated North Coast Industries Ltd. Geophysical Maps. 1995
KILOMETRES
0
2
GOLDVALE RESOURCES INC.
GOLDVALE PROJECT
IP GEOPHYSICAL ANOMALIES MAP
DATE: August, 2006
SCALE: 1:50,000
FIGURE 4

FIGURE 4.  GRID AND I.P. GEOPHYSICS TARGETS

8.   Conclusions

The IP survey outlined three main zones of increased chargeability that may represent good porphyry style targets for further exploration by drilling.

Additional IP surveying is recommended to close off the anomalies that remain open.  Given the wide spacing of grid lines on this initial survey, fill-in lines are also recommended to further define the anomalies prior to drilling.  Geological mapping and prospecting should be completed prior to this to ensure the host rock mineralization and extent.

9.   Recommendations and Budgets

It is recommended that a geologist and prospector complete 5 days in the area of the anomalies collecting silt and rock samples and confirming host geology.  Should this be successful, grid extensions to close off the anomalies and tighten spaced lines to 100 m line spacing is recommended.  The following outlines a Phase I and Phase II budgets:

Phase I
Geologist	10	days @ $500/day	$5,000.00
Prospector	10	days @ $350/day	3,500.00
(1) 4x4 Truck and Fuel	10	days @ $200/day	2,000.00
Room and Board	20	days @ $100/man/day	2,000.00
Field Supplies			500.00
Assays	100	samples @ $35/sample	3,500.00
Report and filing fees			2,500.00
Total Phase I			$19,000.00

Phase II
Grid and I.P. survey	21	line km @ $4000/km	$84,000.00
Management and Report			20,000.00
Total Phase II			$104,000.00

10. References

Church, B. N., 1973; Energy, Mines and Petroleum Resources Annual Report, p. 434.

Rebagliati, C. M., 1993; Phase 6, 1993 Exploration Diamond Drilling on the Kemess South Property, Unpublished report, El Condor Resources Ltd. and St. Philips Resources Inc.

Haslinger, R.J., DeLong, R.C., & Rebagliati, C.M., 1995; Goldvale Property, Induced Polarization Survey, Geophysical Assessment Report; Omineca Mining Division, British Columbia, Canada, Report for Consolidated North Coast Industries Ltd.; Geological Branch Assessment Report:  24,409.

Richards, T., 1975; McConnell Creek Map – Area (94D/E), 1:250,000 scale geology, Geological Survey of Canada.

11. Statement of Qualifications

I, WARREN D. ROBB, of 12607-215 Street, Maple Ridge, British Columbia hereby certify that:

1.	I am a graduate of the University of British Columbia with a degree in Geology (B.Sc., 1987);

2.	I have practiced my profession as a Geologist continuously since graduation;

3.	I am a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 19947);

4.	There are no material facts or material changes in the subject matter of this report that would mislead the reader;

5.	I have no interest, direct or indirect, in the properties or common shares of Goldvale Resources Inc., nor do I expect to receive any;

6.	I have prepared this summary report from existing public files and from my own knowledge of working in the area; and,

7.	I hereby grant permission for Goldvale Resources Inc. to use this report for any corporate use normal to their business.

DATED at Vancouver, British Columbia this 5th day of September, 2006

_______________________________________

Warren D. Robb P.Geo.